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                                                                   EXHIBIT 99.3
[LOGO OF INDUSTRIAL DATA SYSTEMS CORPORATION]


FOR IMMEDIATE RELEASE           CONTACT:  INVESTOR RELATIONS
                                          (281) 821-3200 (ext. 215)
                                          or
                                          (281) 209-2409 FAX

                        IDS ANNOUNCES COMPLETION OF ITS
                    MERGER WITH PETROCON ENGINEERING, INC.
                 2002 REVENUES PROJECTED TO INCREASE OVER 300%

HOUSTON, December 24, 2001/PRNewswire/ -- Industrial Data Systems Corporation (Amex: IDS) today announced that its merger with Beaumont, Texas based Petrocon Engineering, Inc. ("PEI") has been finalized. This action follows both companies receiving substantial approval from their stockholders on all matters relating to the merger. The Company previously announced signing a Letter of Intent with PEI on April 3, 2001 and the signing of a definitive Merger Agreement on August 1, 2001. IDS will survive as the parent company of the combined entities and will continue to trade on the American Stock Exchange under the symbol "IDS". A corporate name change that will serve to unify the combined operations is expected to be announced during the first quarter 2002.

     The combination of IDS and PEI results in a company with:

 . An extensive record of performing projects in all segments of the oil and gas industry - upstream, midstream and downstream. Project expertise extends to all facets of refining, petrochemical, production, gas processing and pipeline.

 . A substantial capability in the area of control systems, advanced control technology and uninterruptible power supply systems.

 . A well-recognized field inspection, plant maintenance and construction management operation.

 .  Nearly 1,000 technical associates available to staff client projects.

 .  Geographical coverage in the primary U.S. energy marketplaces of South
   Louisiana, Texas and Oklahoma, with continued access to all U.S. and international projects.

     "We are extremely pleased to have completed the merger and are intently focused on bringing together our complementary operations during the coming year," stated Michael L. Burrow, the Company's newly appointed Chairman and CEO. "We are committed to delivering on the promise of this merger by providing additional capability to our valued clients, enhanced value for our shareholders and growth opportunities for our associates."

     William A. Coskey, President and Chief Operating Officer of the Company commented, "We have been excited from Day One about the prospects for combining the companies, and I am grateful to all of the individuals who have helped make our merger a reality. This event is an exclamation point to IDS' significant record of growth since going public in 1994."
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About Industrial Data Systems Corporation

Industrial Data Systems Corporation provides engineering consulting, control systems, field inspection and plant maintenance services, primarily to the energy industry. Our expertise is in the development, management and turnkey execution of engineering related projects. Manufactured products include control systems fabrication, uninterruptible and conditioned power supply systems and HVAC equipment. IDS is the parent company of the following wholly owned operating subsidiaries: Petrocon Engineering, Inc., IDS Engineering, Inc., RPM Engineering, Inc., Petrocon Construction Resources, Inc., Petrocon Systems, Inc., Constant Power Manufacturing, Inc. and Thermal Corporation. Further information about the company is available at http://www.idscorporation.com and http://www.petrocon.com.

Safe Harbor for Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the federal securities laws. They should be read in conjunction with the "Forward-Looking Statements Cautionary Factors" in IDS' Form 10-KSB, Part 1 and the recently filed Registration Statement on Form S-4 that discusses important factors that could cause IDS' results to differ materially from those anticipated in such statements.